On July 19, 2011, the College Retirement Equities Fund
(CREF) held a special meeting of participants so that its Participants could consider and vote upon certain matters, in accordance with the terms of the Proxy Statement on
Schedule 14A, incorporated herein by reference, filed by CREF with the Securities and Exchange Commission (SEC) on June 10, 2011, File No. 811-04415. A summary of these matters and the results of the participants' meeting are included in CREF's December 31, 2011 annual report, which is included in CREF's 2011 annual Form N-CSR filing with the SEC.